                                                                  Exhibit 10.22

                            AMENDMENT NUMBER TWO TO THE
                                 T.A. KYSER COMPANY
                           EMPLOYEE STOCK OWNERSHIP PLAN
                (AS AMENDED AND RESTATED, EFFECTIVE MARCH 17, 1997)

     T.A. KYSER CO., a corporation organized under the laws of the State of Nevada (hereinafter referred to as "Company"), makes this AMENDMENT NUMBER TWO TO THE T.A. KYSER COMPANY EMPLOYEE STOCK OWNERSHIP PLAN (AS AMENDED AND RESTATED, EFFECTIVE MARCH 17, 1997) (hereinafter referred to as "Plan"). It is intended that this Amendment Number Two, Amendment Number One, and the Plan qualify under Sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended ("Code"), and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). It is also intended that the T.A. Kyser Company Employee Stock Ownership Trust (As Amended and Restated, Effective March 17, 1997) be exempt from tax under Section 501(a) of the Code. Amendment Number Two, Amendment Number One, and the Plan shall be interpreted whenever possible, to comply with the terms of the Code, ERISA and all formal regulations and rulings.

                                    WITNESSETH:

     WHEREAS, the Company (formerly known as "Kyser Company") established the Kyser Company Employee Stock Ownership Plan on July 5, 1989, effective August 1, 1988;

     WHEREAS, the Kyser Company Employee Stock Ownership Plan was amended by Amendment Number 1 on September 10, 1990, which was effective August 1, 1988;

     WHEREAS, Kyser Company subsequently changed its name to "T.A. Kyser Co.;"

     WHEREAS, the Kyser Company Employee Stock Ownership Plan was amended by Amendment Number 2 on October 25, 1990, which was effective October 25, 1990;

     WHEREAS, Amendment Number 2 to the Kyser Company Employee Stock Ownership Plan changed the name of the Kyser Company Employee Stock Ownership Plan to the "T.A. Kyser Company Employee Stock Ownership Plan;"

     WHEREAS, the T.A. Kyser Company Employee Stock Ownership Plan was amended and restated on June 30, 1995, effective August 1, 1989 (except that the provisions which were required to be effective before this date in accordance with the Tax Reform Act of 1986 were generally applicable to the Plan Years beginning after 1988, unless an earlier or later effective date was required pursuant to a statute or Treasury Regulation or as stated in such plan);

     WHEREAS, the T.A. Kyser Company Employee Stock Ownership Plan was amended by Amendment Number 1 on April 18, 1996, which was effective August 1, 1989;

     WHEREAS, the Company amended and substituted the T.A. Kyser Company Employee Stock Ownership Plan, in restated form, on July 2, 1997, effective March 17, 1997, known as the T.A. Kyser Company Employee Stock Ownership Plan (As Amended and Restated, Effective March 17, 1997);

                                      1.

     WHEREAS, the Company continued, in a separate instrument, the T.A. Kyser Company Employee Stock Ownership Trust (As Amended and Restated, Effective March 17, 1997) which is and becomes a part of the T.A. Kyser Company Employee Stock Ownership Plan (As Amended and Restated, Effective March 17, 1997);

     WHEREAS, the Company adopted Amendment Number One to the Plan on June 12, 1998 to clarify certain provisions of the Plan and to bring the Plan into compliance with the Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997;

     WHEREAS, the Company desires to adopt Amendment Number Two to the Plan to be effective simultaneously upon the Effective Time (as defined in Section 1.12 of the Agreement and Plan of Merger and Reorganization among METRON TECHNOLOGY B.V., a Netherlands corporation, Metron Acquisition Sub, Inc., and the Company) (referred to herein as the "Kyser Effective Date") to clarify certain provisions of the Plan as a result of the Plan owning stock of METRON TECHNOLOGY B.V. governed by the laws of the Netherlands;

     WHEREAS, it is intended that all provisions be interpreted, construed and implemented in the administration of the Plan to comply with the terms of the Code, ERISA and all regulations and rulings;

     WHEREAS, Section 13.02 of the Plan authorizes the Company to make amendments to the Plan; and

     NOW, THEREFORE, in consideration of the above premises, the Company hereby amends the Plan in accordance with this Amendment Number Two. Amendment Number Two is hereby adopted as an appendix to the Plan to be effective on the Kyser Effective Date.

     1. Section 1.31 of the Plan entitled "Employer Securities" is hereby amended by deleting the existing Section 1.31 in its entirety and by substituting the following new Section 1.31 in its stead as follows:

          "Sec. 1.31. EMPLOYER SECURITIES. "Employer Securities" means common stock issued by METRON TECHNOLOGY B.V., or by a corporation which is a member of the same controlled group of METRON TECHNOLOGY B.V., which is readily tradeable on an established securities market. If there is no common stock which meets such requirements, the term "Employer Securities" or "Company Stock" shall mean common stock issued by METRON TECHNOLOGY B.V. or by a corporation which is a member of the same controlled group of METRON TECHNOLOGY B.V., having a combination of voting power and dividend rights equal to or in excess of:

          (a) that class of common stock of METRON TECHNOLOGY B.V. (or any other such corporation) having the greatest voting power; and

          (b) that class of common stock of METRON TECHNOLOGY B.V. (or any other such corporation) having the greatest dividend rights.


                                      2.

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     Noncallable preferred stock shall also be treated as "Employer Securities"
     if such stock is convertible at any time into stock which meets the qualifications above, and if such conversion is at a conversion price which (at the date of the acquisition by the Trust) is reasonable. For purposes of the preceding sentence, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets such requirements."

     2. Section 1.54 of the Plan entitled "Company" is hereby amended by deleting the existing Section 1.54 in its entirety and by substituting the following new Section 1.54 in its stead as follows:

          "Sec. 1.54. COMPANY. 'Company' means METRON TECHNOLOGY B.V., a Netherlands corporation or its successor."

     3. Section 3.01 of the Plan entitled "Amount" is hereby amended by deleting the existing Section 3.01 in its entirety and by substituting the following new Section 3.01 in its stead as follows:

          "Sec. 3.01. AMOUNT. The Employer will contribute to the Plan, for each Plan Year, the amount which its board of directors may from time to time deem advisable. The Employer may contribute to this Plan regardless of whether it has Net Profits. Employer contributions for each Plan Year shall never be less than the amount required to enable the Trust to discharge its Current Obligations and General Obligations and notwithstanding whether some or all of such contributions may fail to qualify for income tax deductions by the Employer. However, the Employer may not make a contribution to the Plan for any Plan Year to the extent the contribution would exceed the Participants' Maximum Permissible Amounts pursuant to Part 2 of this Article III.

          The Employer contributes to this Plan on the condition its contribution is not due to a mistake of fact and the Internal Revenue Service will not disallow the deduction for its contribution. Upon written request from the Employer, the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed as a deduction under Code Section 404 must be returned to the Employer unless such contribution is necessary to discharge the Plan's Current Obligations.

          The Employer may make its contribution in cash or in Employer Securities as the Employer from time to time may determine provided the contribution in Employer Securities is not a prohibited transaction under the Code or ERISA. The Employer may make its contribution of Employer Securities at fair market value determined at the time of contribution.

          Any shares of METRON TECHNOLOGY B.V. (or of another Dutch B.V. Company) issued to the Plan shall be issued in consideration for a cash payment in Netherlands Guilders by the Plan to METRON TECHNOLOGY B.V. (or such other B.V. Company, as the case may be) in an amount not less than the aggregate par value of the shares issued to the Plan to the extent permitted by applicable law. At least twenty-five


                                      3.

     percent (25%) of such payment shall be made to METRON TECHNOLOGY B.V. (or such other B.V. Company, as the case may be) at the time of such issuance."

     4. Section 3.05 of the Plan entitled "Treatment of Employer Securities Purchased Under Installment Payment Contracts or With Borrowed Funds" is hereby amended by deleting the existing Section 3.05 in its entirety and by substituting the following new Section 3.05 in its stead as follows:

          "Sec. 3.05. TREATMENT OF EMPLOYER SECURITIES PURCHASED UNDER INSTALLMENT PAYMENT CONTRACTS OR WITH BORROWED FUNDS.

          (a) DEBT PURCHASE OF EMPLOYER SECURITIES. Any Employer Securities purchased by the Plan under an installment payment contract or with borrowed funds shall initially be allocated to the Unallocated Employer Securities Account.

          (b) REALLOCATION FROM UNALLOCATED EMPLOYER SECURITIES ACCOUNT. As of the Accounting Date of each Plan Year, and as of any special Valuation Date if directed by the ESOP Committee, there shall be transferred from the Unallocated Employer Securities Account to the Participant Employer Securities Accounts, a portion of the Employer Securities purchased under an installment purchase contract or with funds borrowed by the Plan equal to the number of shares determined by taking the shares so purchased which have not theretofore been released from the Unallocated Employer Securities Account multiplied in a manner specified in Section 12.21 (F) hereof. Each Participant's share of the Employer Securities to be allocated pursuant to the preceding sentence shall be determined by multiplying the number of shares of Employer Securities to be allocated in a manner specified in
     Section 12.21(F) hereof.

          (c) PAYMENTS ON INSTALLMENT PURCHASE CONTRACTS AND LOAN OBLIGATIONS OF THE PLAN. As of the Accounting Date of each Plan Year, and as of any special Valuation Date if directed by the ESOP Committee, installment payments, including principal and interest, made by the Plan out of Employer contributions made with respect to the period then ending, under installment purchase contracts for the purchase of Employer Securities, or under loan agreements covering funds borrowed by the Plan to finance the purchase of Employer Securities, will reduce Participant General Investments Accounts in the same proportion that Employer contributions are allocated under the provisions of Section 3.04(A)(1)(d) hereof. Unless required by law or herein, dividends paid on Employer Securities held in the Unallocated Employer Securities Account shall be allocated in accordance with Section 3.04(A)(1)(d)(iii) hereof. For purposes of determining payments on installment purchase contracts and loan obligations of the Plan, each such installment purchase contract and/or loan obligation shall provide for payment of principal and interest substantially in accordance with the following: All income ("specified income") allocable to the Unallocated Employer Securities Account and Unallocated General Investments Account that is attributable to collateral for the obligation or attributable to Employer contributions made in order to meet the Plan's obligation under such a loan shall be used, before any Employer contributions are so used, to pay principal amounts due under such installment purchase contracts or loan


                                      4.

     obligations; Employer contributions shall be first applied to repay interest under installment purchase contracts or loan obligations with any excess used to fund current principal requirements not otherwise funded by the specified income; if the specified income of the Unallocated Employer Securities Account and Unallocated General Investments Account is not sufficient to pay principal due under the installment purchase contract or loan obligation, then Employer contributions shall be used to fund the difference; if the specified income exceeds the amount necessary to pay principal due on installment purchase contracts and loan obligations for the Plan Year, then such excess amount shall be first used to pay interest currently due with respect to the installment purchase contracts or loan obligations and any remaining amount of income may, at the direction of the ESOP Committee, be used to prepay principal due on installment purchase contracts and loan obligations in succeeding Plan Years. To the extent that the provisions of the Plan violate or conflict with the provisions of Article 207c, Book 2, of the Dutch Civil Code, no loan to purchase shares of METRON TECHNOLOGY B.V., and no installment purchase contract with respect to shares of METRON TECHNOLOGY B.V., may be entered into by the Plan.

          (d) DIVIDENDS USED TO REPAY LOAN. If dividends on allocated shares are to be used to repay an Exempt Loan (as defined in Section 1.32 hereof), the following provisions shall apply:

               (1) Employer Securities at least equal in value to the dividends used to make loan payments shall be allocated to the Account that would otherwise have received the dividend allocations; and

               (2) remaining released Employer Securities shall be allocated as a contribution pursuant to Section 3.04(A)(1)(d)(iii) hereof.

          If dividends on allocated shares and unallocated shares are not used to repay an Exempt Loan (as defined in Section 1.32 hereof), such dividends shall be allocated to the Participant's General Investments Account and Participants Unallocated General Investments Account pursuant to Section 3.04(A)(1)(d)(i) or (ii) hereof as income. The ESOP Committee shall direct the Trustee to distribute the cash to the Participants (and Beneficiaries) within ninety (90) days after the close of the Plan Year in which the dividends have been paid to the extent of each Participant's respective Nonforfeitable vesting percentages determined as of the close of the Plan Year pursuant to Section 5.03 hereof."

     5. Section 9.04 of the Plan entitled "General" is hereby amended by deleting the last sentence of the last paragraph in its entirety and by substituting the following new sentence in its stead as follows:

          "All decisions, determinations, directions, interpretations, and applications of the Plan by the ESOP Committee shall be final and binding upon all persons, including (but not limited to) the Company, Employer, Trustee, and all Participants, Former Participants, Beneficiaries and Alternate Payees unless in violation of the Plan, the Trust,


                                       5.

     ERISA, the Code, any federal or state laws, Dutch law or the Articles of Association of the Company."

     6. Section 10.01 of the Plan entitled "Put Option" is hereby amended by deleting the existing Section 10.01 in its entirety and by substituting the following new Section 10.01 in its stead as follows:

          "Sec. 10.01. PUT OPTION. In the event Employer Securities are not readily tradable on an established market, the Company will issue a "put option" to each Participant receiving a distribution of Employer Securities from his Employer Securities Account. The put option will permit the Participant to sell the Employer Securities to the Company, at any time during two (2) option periods, at the current fair market value. The first put option period runs for a period of at least sixty (60) days commencing on the date of distribution of Employer Securities to the Participant. The second put option period runs for a period of at least sixty (60) days commencing on the first day of the subsequent Plan Year. If a Participant (or Beneficiary) exercises his put option, the Company must purchase the Employer Securities at fair market value upon the terms provided under
     Section 10.04 hereof. The Company may grant the Trust an option to assume the Company's rights and obligations at the time a Participant exercises an option under this Section 10.01. Notwithstanding the provisions of this
     Section 10.01, in the event the Company is unable to honor a Participant's (or Beneficiary's) put option for any reason, then METRON TECHNOLOGY B.V. shall honor such put option. No repurchase of shares of METRON TECHNOLOGY B.V. (or of another Dutch B.V. Company) shall be effected other than in compliance with the applicable provisions of Dutch law and the Articles of Association of METRON TECHNOLOGY B.V. (or of such other Dutch B.V. Company)."

     7. Section 10.02 of the Plan entitled "Restrictions on Employer Securities" is hereby amended by deleting the existing Section 10.02 in its entirety and by substituting the following new Section 10.02 in its stead as follows:

          "Sec. 10.02. RESTRICTION ON EMPLOYER SECURITIES. Except upon the prior written consent of the Company, no Participant (or Beneficiary) may sell, assign, give, pledge, encumber, transfer or grant a limited right (BEPERKT RECHT) with respect to, or otherwise dispose of any Employer Securities now owned or subsequently acquired by him without complying with the terms of this Article X. If a Participant (or Beneficiary) pledges or encumbers any Employer Securities with the required prior written consent, any security holder's rights with respect to such Employer Securities are subordinate and subject to the rights of the Company."

     8. Section 10.06(e) of the Plan is hereby amended by deleting the existing Section 10.06(e) in its entirety and by substituting the following new
Section 10.06(e) in its stead as follows:

          "(e) Stock that is not "readily tradable" is stock that is not publicly traded or that is subject to a trading limitation. A security is 'publicly traded' if it is listed on a registered


                                      6.

     national securities exchange or is quoted on a system sponsored by a registered national securities exchange. A 'trading limitation' is a restriction under any federal or state securities law or regulation or under Netherlands law or under the Company's Articles of Association or an agreement that makes the security not as freely tradable as one not subject to the restriction."

     9. Section 10.08 of the Plan entitled "Trustee's Put Option" is hereby by amended by adding the following last sentence to Section 10.08 as follows:

          "No repurchase of shares of METRON TECHNOLOGY B.V. (or another Dutch B.V. Company) shall be effected other than in compliance with the applicable provisions of Dutch law and the Articles of Association of METRON TECHNOLOGY B.V. (or of such other B.V. corporation)."

     10. Section 12.19 of the Plan entitled "Securities and Exchange Commission Approval" is hereby amended by deleting the existing Section 12.19 in its entirety and by substituting the following new Section 12.19 in its stead as follows:

          "Sec. 12.19. SECURITIES AND EXCHANGE COMMISSION APPROVAL. The Company may request an interpretive letter from the Securities and Exchange Commission stating that the transfers of Employer Securities contemplated thereunder do not involve transactions requiring a registration of such Employer Securities under the Securities Exchange Act of 1933 or an interpretive letter or an exemption from the Dutch Securities Board (STICHTING TOEZICHT EFFECTENVERKEER) under Article 4 of the Dutch Securities Act (WET TOEZICHT EFFECTENVERKEER 1995). In the event a favorable interpretative letter or an exemption is not obtained, the Company reserves the right to amend the Plan in accordance with Section
     13.02 of the Plan, to amend the Plan in accordance with Section 13.02 of the Plan, retroactively for an effective date to obtain a favorable interpretative letter or an exemption or to terminate the Plan."

     11. Section 12.21 of the Plan entitled "Exempt Loan" is hereby amended by deleting the existing Section 12.21 in its entirety and by substituting the following new Section 12.21 in its stead as follows:

          "Sec. 12.21. EXEMPT LOAN. This Section 12.21 specifically authorizes the Trustee to enter into an Exempt Loan transaction. The Board may empower the Company to authorize the guarantee or making by the Employer of any such loan. The following terms and conditions will apply to any Exempt Loan.

     (A) The proceeds of the loan will be used within a reasonable time after receipt only for any or all of the following purposes: (i) to acquire Employer Securities, (ii) to repay such loan, or (iii) to repay a prior Exempt Loan. Except as provided under Article X hereof, no Employer Securities acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from this Plan, whether or not this Plan is then an employee stock ownership plan.

     (B) The interest rate of the loan may not be more than a reasonable rate of interest.


                                       7.

     (C) Any collateral pledged to the creditor must consist only of the assets purchased by the borrowed funds and those assets used as collateral on the prior Exempt Loan repaid with the proceeds of the current Exempt Loan.

     (D) The creditor may have no recourse against the Plan under the loan except with respect to such collateral given for the loan, contributions (other than contributions of Employer Securities) that the Employer makes to the Plan to meet its obligations under the loan, and earnings attributable to such collateral and the investment of such contributions. The payment made with respect to an Exempt Loan by the Plan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years.

     (E) In the event of default upon the loan, the value of Plan Assets transferred in satisfaction of the loan must not exceed the amount of the default, and if the lender is a Disqualified Person, the loan must provide for transfer of Plan Assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

     (F) All assets acquired with the proceeds of an Exempt Loan must be added to and maintained in a Suspense Account. In withdrawing assets from the Suspense Account, the provisions of Treasury Regulation Sections 54.4975-7(b)(8) and (15) will be applied as if all securities in the Suspense Account were encumbered. Notwithstanding any other provision herein, upon the payment of any portion of the loan, assets in the Suspense Account shall be released from encumbrances. For each Plan Year during the duration of the loan, the number of Employer Securities released must equal the number of encumbered Employer Securities held immediately before release for the current Plan Year multiplied by a fraction of (i) the numerator of which is the amount of principal paid under the purchase contract or the loan agreement for the current Plan Year; (ii) the denominator of which is the total of the all principal to be paid for the current and all future Plan Years during the term of the note (determined without reference to any possible extensions or renewals thereof); provided the terms of the Exempt Loan satisfy all the requirements under Treasury Regulation Section 54.4975-7(b)(8)(ii). At the option of the Company, or if the Exempt Loan does not contain the following characteristics: (1) the annual payments of principal and interest (at a cumulative rate) are at least as rapid as level annual payments of such amounts over ten years, (2) the portion of each loan payment treated as interest does not exceed the amount of payment that would be treated as interest under standard loan amortization tables, and (3) the loan term (including extensions and renewals) does not exceed ten years, then interest paid and to be paid in the future on the Exempt Loan shall be included in the numerator and denominator of the fraction. The number of future Plan Years under the loan must be definitely ascertainable and must be determined without taking into account any possible extension or renewal periods. If the interest rate under the loan is variable, the interest to be paid in future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year. If the collateral includes more than one class of Employer Securities, the number of Employer Securities of each class to be released for a Plan Year must be determined by applying the same fraction to each such class. The ESOP Committee will direct the Trustee to allocate assets withdrawn from the Suspense Account to the Accounts of Participants who otherwise share in the allocation of the Employer's contribution for the


                                       8.

     Plan Year for which the portion of the loan resulting in the release of the assets has been paid in accordance with the provisions of subparagraph
     (d)(ii) of paragraph (1) subsection (A) of Section 3.04. The ESOP Committee will direct the Trustee to consistently make this allocation as of each Accounting Date, and of any special Valuation Date if directed by the ESOP Committee, on the basis of non-monetary units, taking into account the relative Compensation of all such Participants for such Plan Year.

     (G) A loan may be obtained provided the loan is primarily for the benefit of the Plan Participants and Beneficiaries of the Plan.

     (H) Notwithstanding any other provision herein, the same proportion of each class of Qualifying Employer Securities shall be forfeited, subject to the Exempt Loan provisions herein allocable to the Participant's Account, if more than one class of Qualifying Employer Securities subject to the Exempt Loan provisions have been allocated to a Participant's Employer Securities Account.

     (I) No Exempt Loan to acquire shares of METRON TECHNOLOGY B.V. (or of another Dutch B.V. Company) shall be entered into except in compliance with the provisions of Section 207c, Book 2, of the Dutch Civil Code and the Articles of Association of METRON TECHNOLOGY B.V. (or of such other Dutch B.V. Company)."

     12. Section 12.25 of the Plan entitled "Distribution of Trust Fund" is hereby amended by deleting the existing Section 12.25 in its entirety and by substituting the following new Section 12.25 in its stead as follows:

     "Sec. 12.25. DISTRIBUTION OF TRUST FUND.

     (A) UNREGISTERED EMPLOYER SECURITIES. If Employer Securities held in a Participant Employer Securities Account are unregistered Employer Securities, all distributions under the Plan will be made in cash subject to the approval of the ESOP Committee. The Participant (or his Beneficiary), however, may elect in writing to have his Accounts distributed in Employer Securities. At the discretion of the ESOP Committee, the Trustee may pay in cash any fractional security share and any funds in the Participant General Investments Account to which a Participant or his Beneficiary is entitled. At the discretion of the ESOP Committee, the Trustee may apply any balance in a Participant General Investments Account to provide whole shares of Employer Securities for distribution.

     (B) REGISTERED EMPLOYER SECURITIES. If Employer Securities held in a Participant Employer Securities Account are registered Employer Securities, all distributions under the Plan will be made only as directed by the ESOP Committee valued at the time of distribution. Distribution of a Participant's Account(s) will be made in whole shares of Employer Securities, cash or a combination thereof, as determined by the ESOP Committee; provided, however, that the ESOP Committee shall notify the Participant of his right to demand distribution of his Account(s) entirely in whole shares of Employer Securities. At the discretion of the ESOP Committee, the Trustee may pay in cash any


                                       9.

     fractional security share to which a Participant or his Beneficiary is entitled. In the event the Trustee is to make a distribution in shares of Employer Securities, any balance in a Participant General Investments Account may be applied to provide whole shares of Employer Securities for distribution at the then value.

     (C) SPECIAL RULE IF RESTRICTIONS CONTAINED IN CHARTER OR BYLAWS. Notwithstanding the preceding provisions of this Section 12.25, all distributions under the Plan will be made in cash if the charter or bylaws of the Company restrict the ownership of substantially all outstanding Employer Securities to Employees or to a trust described in Code Section 401(a).

     (D) DIVIDENDS. Notwithstanding the preceding provisions of this Section 12.25, the Trustee, if directed in writing by the ESOP Committee, shall pay to the Participant, in cash, any cash dividends on Employer Securities allocated, or allocable to Participant Employer Securities Accounts pursuant to Section 3.05(d) of the Plan. The ESOP Committee's direction must state whether the Trustee is to pay the cash dividend distributions currently, or within the ninety (90) day period following the close of the Plan Year in which the Employer pays the dividends to the Trust. The ESOP Committee may request the Employer to pay dividends on Employer Securities directly to Participants."

     13. Section 13.02 of the Plan entitled "Amendment By Company" is hereby amended by deleting all reference to "Company" and by substituting "Company and Employer" in its stead.

     IN ALL OTHER RESPECTS, the Plan and Amendment Number One are hereby ratified and confirmed.


                                      10.

     IN WITNESS WHEREOF, the Comply and METRON TECHNOLOGY, B.V. have executed this Amendment Number Two to the Plan in multiple copies on this 13th day of July, 1998, to be effective as of the Kyser Effective Date.

                                        COMPANY:

                                        T.A. KYSER CO.


                                        By:  \s\ C. Garry Hendricks
                                             ---------------------------------
                                                 C. Garry Hendricks
                                                 Chief Executive Officer


                                        METRON TECHNOLOGY B.V.


                                        By:  \s\ E. Segal
                                             ---------------------------------
                                        Name:    ED SEGAL
                                        Title:   MANAGING DIRECTOR



                                       11.